Exhibit 99.1

Natural Alternatives International, Inc. Announces

New Manufacturing Agreement

with

The Juice Plus+® Company

CARLSBAD, Calif., July 21, 2025 — Natural Alternatives International, Inc. (“NAI”) (NASDAQ:NAII), a leading formulator, manufacturer and marketer of customized nutritional supplements, announced it has extended its partnership with The Juice Plus+ Company (“Juice Plus+”), a globally recognized leader in plant-based whole-body nutritional products, through the execution of a new multi-year Manufacturing Agreement covering Juice Plus+ capsule and powder products sold in over 24 markets around the world.

Mark A. LeDoux, NAI’s CEO and Chairman of the Board, said, “Continuing our 30+ year relationship with JuicePlus+ reflects our shared commitment to delivering premium nutritional products backed by extensive scientific research. Together, we remain focused on enhancing the health-promoting properties of the JuicePlus+ family of products.”

Travis Garza, Juice Plus+ CEO, said, “We are very pleased with our commercial relationship with NAI. Their commitment to quality and our global innovation plans has been impressive and consistent, and this contract extension recognizes the value of continuing these mutual efforts, and we are confident this extension will be mutually beneficial.”

NAI, headquartered in Carlsbad, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. NAI’s comprehensive partnership approach offers a wide range of innovative nutritional products and services to NAI’s clients including: scientific research, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see its website at http://www.nai-online.com.

This press release contains forward-looking statements within the meaning of applicable securities laws that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, our expectations and beliefs with respect to the impact of this Agreement on our business. We wish to caution readers these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI’s financial performance and the forward-looking statements contained herein are further qualified by other risks including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

CONTACT – Michael Fortin, Chief Financial Officer, Natural Alternatives International, Inc., at 760-736-7700 or investor@nai-online.com.

Web site: http://www.nai-online.com/

SOURCE Natural Alternatives International, Inc.

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